UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 1, 2005

    OneSource Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30969 (Commission File Number)	65-0691963 (IRS Employer Identification No.)

15730 N. 83rd Way, Suite 104, Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

        Registrant’s telephone number, including area code (800) 279-0859

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On June 1, 2005, OneSource Technologies, Inc. (the “Company”) amended and restated its bylaws in their entirety pursuant to a resolution of the Board of Directors (the “Board”) in accordance with Article VIII of the Company’s Bylaws and §109 of the General Corporation Law of the State of Delaware. The amended and restated bylaws (the “Amended Bylaws”) became effective upon adoption by the Board.

        The Amended Bylaws include certain changes to (1) comply or be consistent with Delaware law, (2) conform to various provisions of the charter of the Company, (3) require advance notice procedures to be followed for the nomination of directors by stockholders and the inclusion of stockholder proposals on the agenda of stockholder meetings, and (4) make various technical corrections and non-substantive changes. The foregoing is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

    c)        EXHIBITS. The following exhibits are filed herewith:

Exhibit No. 3.1	Item Amended and Restated Bylaws of OneSource Technologies, Inc., as adopted on June 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2005	ONESOURCE TECHNOLOGIES, INC. By: /s/ Leonard J. Ksobiech Leonard J. Ksobiech Chief Financial Officer